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[SUTHERLAND ASBILL & BRENNAN LLP]

                                 April 25, 2002

State Farm Life Insurance Company
One State Farm Plaza
Bloomington, Illinois 61710-0001

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Form S-6 registration statement for State Farm Life Insurance Company Variable Life Separate Account (File No. 333-19521). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                 By: /s/ W. Thomas Conner
                                                    ----------------------------
                                                         W. Thomas Conner